                                                Exhibit 99.1



WESTINGHOUSE AIR BRAKE COMPANY EMPLOYEE STOCK OWNERSHIP PLAN

Form 11-K Annual Report Pursuant To Section 15(D) of the Securities Exchange Act of 1934
For The Fiscal Year Ended December 31, 2001

          WESTINGHOUSE AIR BRAKE COMPANY EMPLOYEE STOCK OWNERSHIP PLAN

                           ANNUAL REPORT ON FORM 11-K

                           DECEMBER 31, 2001 AND 2000


                                TABLE OF CONTENTS

                                                                        PAGE

        Reports of Independent Public Auditors                            6

        Statements of Net Assets Available for Benefits,
           December 31, 2001 and 2000                                     8

        Statement of Changes in Net Assets Available for
        Benefits for the Years Ended December 31, 2001
        and 2000                                                          10

        Notes to Financial Statements                                     12

        Supplemental Schedules:

        Item 4i - Schedule of Assets Held at End of Year,
        December 31, 2001                                            Schedule I

        Item 4j - Schedule of Reportable Transactions, For the
        Year Ended December 31, 2001                                 Schedule II

REPORT OF INDEPENDENT PUBLIC AUDITORS

To the Westinghouse Air Brake Company Employee Stock Ownership Plan and
Participants:

We have audited the accompanying statement of net assets available for benefits of the Westinghouse Air Brake Company Employee Stock Ownership Plan as of December 31, 2001, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Board of Directors of Westinghouse Air Brake Technologies Corporation approved the termination of the Plan effective July 31, 2000. In accordance with accounting principles generally accepted in the United States of America, the Plan has changed its basis of accounting to the liquidation basis.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2001, and the changes in its net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States.

Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets held at end of year as of December 31, 2001 and schedule of reportable transactions for the year ended December 31, 2001, are presented for the purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                     /s/  ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
June 20, 2002

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Westinghouse Air Brake Company Employee Stock Ownership Plan:

We have audited the accompanying statement of net assets available for benefits of the Westinghouse Air Brake Company Employee Stock Ownership Plan (the Plan) as of December 31, 1999, and the related statement of changes in net assets available for benefits for the period from January 1, 2000 to July 31, 2000. In addition, we have audited the statement of net assets available for benefits in liquidation as of December 31, 2000, and the related statement of changes in net assets available for benefits in liquidation for the period from August 1, 2000 to December 31, 2000. These financial statements and the schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Board of Directors of Westinghouse Air Brake Technologies Corporation approved the termination of the Plan effective July 31, 2000. As a result, the Plan has changed its basis of accounting for the periods subsequent to July 31, 2000, from the accrual basis to the liquidation basis. Accordingly, the carrying value of the remaining assets as of December 31, 2000 are presented at estimated realizable values and all liabilities are presented at estimated settlement amounts.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999, and the changes in its net assets available for benefits for the period from January 1, 2000 to July 31, 2000, its net assets available for benefits of the Plan as of December 31, 2000, and the changes in net assets available for benefits in liquidation for the period from August 1, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States applied on the bases described in the preceding paragraph.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                   /s/  ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
   June 13, 2001

This is a copy of the audit report previously issued by Arthur Andersen in connection with the Plan's filing on Form 11-K for the year ended December 31, 2000. This audit report has not been reissued by Arthur Andersen in connection with this filing on Form 11-K. See exhibit 23.2 for further discussion.

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                DECEMBER 31, 2001


                                                                    Allocated     Unallocated         Total
                                                                  ------------    ------------    ------------

ASSETS:
Short-term investments                                            $     25,694    $    227,020    $    252,714
Investment in Wabtec Corporation common stock, at market value      11,220,220     101,592,538     112,812,758
Other receivable                                                          --            31,250          31,250
Interest receivable                                                         61             332             393
                                                                  ------------    ------------    ------------
Total assets                                                        11,245,975     101,851,140     113,097,115

LIABILITIES:
Loan payable to employer                                                  --       101,592,870     101,592,870
Due to employer                                                         25,694         258,270         283,964
                                                                  ------------    ------------    ------------

Total liabilities                                                       25,694     101,851,140     101,876,834
                                                                  ------------    ------------    ------------

NET ASSETS AVAILABLE FOR  BENEFITS                                $ 11,220,281    $       --      $ 11,220,281
                                                                  ============    ============    ============



         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                DECEMBER 31, 2000


                                                             Allocated      Unallocated        Total
                                                            ------------    ------------    ------------

ASSETS:
Cash                                                        $      1,232    $       --      $      1,232
Short-term investments                                               536           5,383           5,919
Investment in Wabtec Corporation common stock, at market
value                                                         11,654,978      96,931,390     108,586,368
Interest receivable                                                   12             112             124
                                                            ------------    ------------    ------------

Total assets                                                  11,656,758      96,936,885     108,593,643

LIABILITIES:
Loan payable to employer                                            --        96,936,885      96,936,885
                                                            ------------    ------------    ------------

Total liabilities                                                   --        96,936,885      96,936,885
                                                            ------------    ------------    ------------

NET ASSETS AVAILABLE FOR BENEFITS                           $ 11,656,758    $       --      $ 11,656,758
                                                            ============    ============    ============



         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                             Allocated        Unallocated        Total
                                            ------------     ------------    ------------
ADDITIONS:
Net appreciation in fair value of shares    $    532,750     $  4,556,198    $  5,088,948
Transfer of shares                               (97,842)          97,842            --
Dividends and interest                               369            1,995           2,364
                                            ------------     ------------    ------------

Total additions                                  435,277        4,656,035       5,091,312

DEDUCTIONS:
Liquidation basis adjustment to loan                --          4,656,035       4,656,035
Benefit payments                                 871,754             --           871,754
                                            ------------     ------------    ------------

Total deductions                                 871,754        4,656,035       5,527,789
                                            ------------     ------------    ------------
Net decrease                                    (436,477)            --          (436,477)


NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year                             11,656,758             --        11,656,758
                                            ------------     ------------    ------------

End of year                                 $ 11,220,281     $       --      $ 11,220,281
                                            ============     ============    ============



         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                              Allocated       Unallocated          Total
                                                             ------------     ------------     ------------
ADDITIONS:
Employer contributions                                       $     16,864     $ 12,108,326     $ 12,125,190
Dividends                                                          31,596          338,705          370,301
Allocation of 116,596 shares of Wabtec Corporation common
stock, at market                                                1,370,003             --          1,370,003
Liquidation basis adjustment to loan payable
                                                                     --         39,978,544       39,978,544
                                                             ------------     ------------     ------------

Total additions                                                 1,418,463       52,425,575       53,844,038


DEDUCTIONS:
Allocation of 116,596 shares of Wabtec Corporation common
stock, at market                                                     --          1,370,003        1,370,003
Net depreciation in fair value of investments                   5,528,123       50,175,013       55,703,136
Benefit payments                                                  349,354             --            349,354
Interest expense                                                     --         12,169,748       12,169,748
                                                             ------------     ------------     ------------

Total deductions                                                5,877,477       63,714,764       69,592,241
                                                             ------------     ------------     ------------
Net decrease                                                   (4,459,014)     (11,289,189)     (15,748,203)


NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year                                              16,115,772       11,289,189       27,404,961
                                                             ------------     ------------     ------------

End of year                                                  $ 11,656,758     $       --       $ 11,656,758
                                                             ============     ============     ============



         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

1. DESCRIPTION OF THE PLAN:

The following description of the Westinghouse Air Brake Company Employee Stock Ownership Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

On July 20, 2000, the Board of Directors approved a plan to terminate the ESOP. All existing ESOP participants were fully vested in their allocated ESOP account balances as of the termination date. Beginning August 2000, ESOP contributions were replaced with cash contributions by the Company into the employees' savings plan accounts. Effective July 31, 2000, the Company filed the appropriate documents to terminate the Plan with the Department of the Treasury. As of December 31, 2001 and 2000, the plan assets and liabilities are presented on a liquidation basis presentation to illustrate the effect of plan termination as if it occurred on December 31, 2001 and 2000. The Company plans to purchase the unallocated shares from the ESOP upon final termination of the Plan. The Plan will then settle its debt obligation to the Company based on the market price of the Company's common stock at termination and mutual agreement between the parties. This will result in future adjustments to the liquidation basis presentation at the time of settlement.

On February 26, 2002, the Internal Revenue Service issued a determination letter stating that the Amended and Restated Plan, which incorporates the necessary changes to terminate the Plan, meets the requirement of the Internal Revenue Code Sections 401 (a) and 501 (a) at termination. The Plan's debt obligation was extinguished in its entirety in connection with the return of the Plan's unallocated shares to the Company on June 3, 2002. The final settlement value of the obligation was approximately $105,000,000.

The Company has filed a termination notice with the Department of Treasury and, accordingly, the Plan's financial statements are prepared on a liquidation basis.

General

Westinghouse Air Brake Technologies Corporation (formerly Westinghouse Air Brake Company) ("Wabtec" or the "Company") established the Plan effective January 1, 1995, amended and restated effective January 1, 1997, as a leveraged employee stock ownership plan (ESOP). The Plan is designed to comply with Section 4975(e)(7) and the regulations thereunder of the Internal Revenue Code of 1986, as amended (the Code), and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Overall responsibility for administering the Plan rests with the Plan Administrative Committee (the Committee) which is appointed by the Board of Directors of the Company. The Plan's Trustee, U.S. Trust Company of California, N.A., is responsible for the management and control of the Plan's assets and has discretionary responsibility for the investment and management of such assets.

In 1995, the Plan entered into a $140,040,000 term loan agreement with Wabtec. The proceeds of the loan were used to purchase 9,336,000 shares of Wabtec common stock at $15 per share. Unallocated shares were collateral for the loan. The agreement provided for the loan to be repaid over 50 years, and bore interest at 8.5%. The loan payments were required to be funded by Company contributions to the trust fund. As the Plan made payments of principal, an appropriate percentage of stock was allocated to eligible employees' individual accounts.

The unallocated shares of stock collateralize the borrowing. Shares no longer serve as collateral once they are allocated under the ESOP. Accordingly, the financial statements of the Plan present separately the assets and liabilities and changes therein pertaining to the following:

     - The accounts of employees with vested rights in allocated stock (allocated).

     -    Stock yet to be allocated to employees (unallocated).

Vesting

Employees become fully vested upon completion of five years of continuous service, attainment of normal retirement or termination of service by reason of death. The unvested portion of a participant's account will be reallocated to the accounts of the remaining participants.

Eligibility

Employees of Wabtec and its participating subsidiaries, who were eligible to participate in the Westinghouse Air Brake Company Savings Plan as of December 31, 1994, were automatically participants in the Plan on January 1, 1995. All other employees who may become eligible to participate in the Plan would do so after performing one hour of salaried service.

Employer Contributions

Wabtec is obligated to make contributions to the Plan which, when aggregated with the Plan's dividends and interest earnings, equal the amount necessary to enable the Plan to make its regularly scheduled payments of principal and interest due on its term loan from the Company.

Participant Accounts

The Plan is a defined contribution plan under which separate individual accounts are established for each participant. Each participant's account is credited as of the last day of each plan year with an allocation of shares of Wabtec common stock released by the trustee from the suspense account and forfeitures of terminated participants' nonvested accounts. Only those participants who are eligible employees of the Company as of the last day of the plan year will receive an allocation. Shares are allocated to participant accounts based on a two-step process. First, the participant accounts are matched up to 3% of the value of the participant's contributions to the Wabtec Savings Plan and awarded shares determined based on the lesser of their fair market value at the time of allocation or the Plan's cost basis of Company stock. The remaining shares released are allocated proportionately based on each participant's salary.

Benefits

Distributions must commence in accordance with the following rules:

Distributions Before January 1, 2000

Except as described below, for a participant who reaches age 70 1/2 during a plan year ending before January 1, 2000, or for a participant who is a five percent owner of the Company, distributions of such participant's benefits must commence no later than April 1 of the calendar year next following the calendar year in which the participant attains age 70 1/2.

Distributions After January 1, 2000

For a participant (other than a five percent owner) who reaches age 70 1/2 during a plan year commencing on or after January 1, 2000, distributions of such participant's benefits must commence no later than April 1 of the calendar year next following the later of (i) the calendar year in which the participant attains age 70 1/2 or (ii) the calendar year in which the participant terminates employment for any reason.

Optional Distribution Elections

Effective as of January 1, 1998, any active participant who is not a five percent owner and who would otherwise be required to commence distributions (or has already commenced distributions) in accordance with the first paragraph described above, may elect, in accordance with procedures established by the Committee, to defer commencement of his distributions (or, if applicable, suspend his ongoing distributions) until his termination of employment in accordance with the paragraph above.

If distribution has commenced and the participant dies before his entire account has been distributed to the individual, the remaining portion of his account will be distributed to his beneficiary under the method used prior to the participant's death.

Participant benefits will generally be paid in cash or stock at their election. In connection with a cash distribution, the participant's shares are converted based upon the fair market value of the Wabtec stock with the resulting cash balance paid to the participant.

2. SIGNIFICANT ACCOUNTING POLICIES:

Liquidation Basis of Accounting

The accompanying financial statements have been prepared on the liquidation basis. Based on a mutual agreement between the parties, the Plan has agreed to settle its debt obligation to the Company for consideration of the Plan's return of the Company's unallocated common stock (see Note 1).

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

During 2000, the Plan estimated the number of shares that were to be allocated to participant accounts based on certain actions anticipated to be taken in connection with the termination of the Plan. During 2001, the actions were finalized and actual number of shares to be allocated was determined. Accordingly, the accompanying statement of changes in net assets reflects a change in estimate to the number of shares allocated (8,327 shares) in the amount of $97,842.

Investments

As of December 31, 2001 and 2000, investments in Wabtec common stock are stated at market value.

Operating Expenses

Wabtec pays all expenses of maintaining the Plan.

Net Appreciation (Depreciation) in Fair Value of Investments

Net realized and unrealized appreciation (depreciation) is recorded in the accompanying financial statements as net appreciation (depreciation) in fair value of investments.

3. INVESTMENTS:

The Plan is invested in shares of Wabtec common stock. These shares are held in a bank-administered trust fund.

4. DUE TO EMPLOYER:

Subsequent to the Plan's termination, dividends were paid on the unallocated shares. Upon termination, dividend payments are no longer required for the unallocated shares. Accordingly, the Plan has recorded a payable to the Company in the amount of $283,964 representing the excess dividend payments received by the Plan.

5. Tax Status:

The Plan has received a determination letter from the Internal Revenue Service dated February 26, 2002, stating that the termination of the Plan (effective July 31, 2000) did not adversely affect the Plan's qualified tax status under
Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

6. RECONCILIATION TO FORM 5500:

As of December 31, 2001, the Plan had $81,694 of pending distributions to participants who elected to withdraw from the operation and earnings of the Plan. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statements of net assets available for benefits in accordance with generally accepted accounting principles.

The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 2001:


                                                                      Benefits            Net Assets
                                                Benefits             Payable to     Available for Benefits
                                                Payments            Participants       December 31, 2001
                                              ------------          ------------    ----------------------

Per financial statements                      $    871,754          $       --           $ 11,220,281
Prior year accrued benefit payments               (185,727)                 --                185,727
Current year accrued benefit payments               81,694                81,694              (81,694)
                                              ------------          ------------         ------------

Per Form 5500                                 $    767,721          $     81,694         $ 11,324,314

                                              ============          ============         ============


SCHEDULE I

WESTINGHOUSE AIR BRAKE COMPANY

EMPLOYEE STOCK OWNERSHIP PLAN

PLAN NUMBER 008

EMPLOYER IDENTIFICATION NUMBER 25-1619502

ITEM 4i - SCHEDULE OF ASSETS HELD AT END OF YEAR

DECEMBER 31, 2001


                                            Description of Investment,
     Identity of Issuer,                  Including Maturity Date, Rate
      Borrower, Lessor                     of Interest, Collateral, Par                                          Current
      or Similar Party                          or Maturity Value                           Cost                  Value
                                                                                     -------------------    -------------------

                                  SHORT-TERM INVESTMENTS

*U.S. Trust Company               U.S. Trust Company of California
of California,                    Trust Department Market Rate
N.A.                              Account                                            $         252,714      $          252,714

                                  Common Stock

*Westinghouse                     9,171,769 shares of common
Air Brake                         Stock                                                    137,576,535             112,812,758
                                                                                     -------------------    -------------------
Technologies
Corporation

                                  TOTAL ASSETS HELD FOR
                                  INVESTMENT PURPOSES                                $     137,829,249      $      113,065,472
                                                                                     ===================    ===================



*Indicates a Party-in-Interest.


          The accompanying notes are an integral part of this schedule

SCHEDULE II

WESTINGHOUSE AIR BRAKE COMPANY

EMPLOYEE STOCK OWNERSHIP PLAN

PLAN NUMBER 008

EMPLOYER IDENTIFICATION NUMBER 25-1619502

ITEM 4j- SCHEDULE OF REPORTABLE TRANSACTIONS

FOR THE YEAR ENDED DECEMBER 31, 2001



    Security Description        Number of       Amount of      Number of    Amount of     Cost of Sales      Net Realized
                                Purchases       Purchases        Sales        Sales                           Gain/Loss
    --------------------        ---------       ---------      ---------    ---------     -------------      ------------

       (Category III)
Wabtec Common Stock                 -           $       -         27        $ 901,292     $   1,047,488      $    146,196




There were no category (I) (II) or (IV) transactions.


          The accompanying notes are an integral part of this schedule

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Westinghouse Air Brake Technologies Corporation

                                 By /s/ Robert J. Brooks
                                 Robert J. Brooks
                                 Chief Financial Officer

June 29, 2002

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33998) pertaining to the Westinghouse Air Brake Company Employee Stock Ownership Plan of Westinghouse Air Brake Technologies Corporation of our report dated June 20, 2002, with respect to the financial statements and schedules of the Westinghouse Air Brake Company Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                    /s/   Ernst & Young LLP

Pittsburgh, Pennsylvania
June 29, 2002

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

On May 30, 2002, the Westinghouse Air Brake Company Employee Stock Ownership Plan dismissed Arthur Andersen LLP as its independent auditors. Prior to the date of this Form 11-K, the Arthur Andersen partner responsible for the audit of the financial statements of the Westinghouse Air Brake Company Employee Stock Ownership Plan as of December 31, 2000 and for the year then ended resigned from Arthur Andersen. As a result, after reasonable efforts, the Plan has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into the Westinghouse Air Brake Technologies Corporation's registration statements on Form S-8 No. 333-33998 of Arthur Andersen's audit report with respect to the Plan's financial statements as of December 31, 2000 and for the year then ended. Under these circumstances, Rule 437a under the Securities Act permits the Plan to file this Form 11-K, which is incorporated by reference into Westinghouse Air Brake Technologies Corporation's filings on Form S-8 No. 333-33998 and deemed to be a new registration statement, without a written consent from Arthur Andersen. However, as a result, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Arthur Andersen under
Section 11(a) of the Securities Act.